Exhibit 3.19

Secretary of State
Control No.: 14100415
Date Filed: 10/20/2014 10:25:33 AM

Articles of Organization

The Name of the Limited Liability Company:

CCG Realty Group LLC

The Principal Place of Business:

8390 E. Crescent Parkway

Suite 650

Greenwood Village, Colorado 80111

Registered Agent’s Name and Address:

National Registered Agents, Inc.

1201 Peachtree Street NE

Atlanta, Georgia 30361, Fulton County

Effective Date: October 17, 2014

Organizer(s):

Melissa H. Cohn

Schreeder, Wheeler & Flint, LLP

1100 Peachtree Street NE, Suite 800

Atlanta, Georgia 30309

Optional Provisions:

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below:

Signed by:

Melissa H. Cohn Organizer

Date: 20 October, 2014

A person who signs a document submits an electronic filing he or she knows is false in any material respect with the intent that the document be delivered to the Secretary of State for filing shall be guilty of a misdemeanor and, upon conviction thereof, shall be punished to the highest degree permissible by law. [O.C.G.A. § 14-2-129.]